EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 167

We consent to the use of our report February 7, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 167, comprising Nuveen Dynamic Allocation 60/40 Portfolio, 1Q 2017, included in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-213355) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

February 7, 2017